UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 28, 2014

FIRSTBANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	000-14209	38-2633910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan		48801
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02	Results of Operations and Financial Condition.

On January 28, 2014, Firstbank Corporation issued a press release announcing results for the fourth quarter and 2013 year-end results. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On January 27, 2014, the Compensation Committee of the Board of Directors of Firstbank Corporation awarded cash bonuses to the corporation's named executive officers under the Management Incentive Plan. The Management Incentive Plan includes target bonus levels if planned levels of performance are achieved. The criteria include corporate net income, business unit performance and individual performance. Target bonus levels are expressed as a percentage of salary. The 2013 performance targets were achieved for each of the named executive officers and the following cash bonuses were awarded to the named executive officers: Thomas R. Sullivan $105,000, Samuel G. Stone $65,000, Douglas J. Ouellette $45,625, William L. Benear $45,000, and James E. Wheeler, II $45,000.

Section 9.01	Financial Statements and Exhibits.

(c)	Exhibit

99.1	Press Release dated January 28, 2014 regarding fourth quarter and 2013 year-end results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 28, 2014	FIRSTBANK CORPORATION (Registrant)

	By:	/s/ Samuel G. Stone
Samuel G. Stone
Executive Vice President and CFO